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                                                                     EXHIBIT 4.2

                          AMENDMENT AGREEMENT NO. 1 TO
                  CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT


         THIS AMENDMENT AGREEMENT is made and entered into this 11th day of June, 1996, by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (SOUTH) (the "Agent") (successor by merger to NationsBank of Florida, National Association), as Agent for the lenders (the "Lenders") party to the Credit Facilities and Reimbursement Agreement dated December 19, 1995 among such Lenders, Borrower and the Agent (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the principal amount of up to $250,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the revolving loans pursuant to the Agreement the Lenders have required that all Material Subsidiaries of the Borrower guaranty payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that certain provisions of the Agreement be amended for the purpose, inter alia, of making acquisitions in addition to those currently permitted by the Agreement, and the Agent and the Lenders, subject to the terms and conditions hereof, are willing to make such amendments, as provided herein;

         NOW THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) Two new definitions "Automobile Retailing Activities" and "AutoNation" is hereby added to Section 1.01 immediately following the definition of "Authorized Representative" which definitions shall read as follows:

                           "Automobile Retailing Activities" means new and used
                  vehicle retailing, wholesaling, renting, leasing, financing, servicing and related activities;


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                           "AutoNation" means AutoNation Incorporated, a
                  corporation organization under the laws of the State of Florida and its subsidiaries;

                  (b) The definition of "Permitted Acquisition" in Section 1.01 is amended in its entirety, so that as amended it shall read as follows:

                           "'Permitted Acquisition' means an acquisition of a
                  Person or the assets of a Person effected with the consent and approval of the Board of Directors or other applicable governing body of such Person and the duly obtained approval of such shareholders or other holders of equity interests in such Person as may be required to be obtained under applicable law, the charter documents of or any shareholder agreements or similar agreements pertaining to such Person, which Person derives the majority of its revenues either (x) from service or service related activities or engages in other business or owns other assets which support or complement these service revenues or (y) from Automobile Retailing Activities, provided that (i) after giving effect to such acquisition no Default or Event of Default exists hereunder and (ii) after giving effect to such acquisition if the Person or assets so acquired shall either be a material Subsidiary or owned by a Material Subsidiary, such Subsidiary shall have complied in all respects with Section 7.19;

                  (c) the definition of "Material Subsidiary" in Section 1.01 is hereby amended by adding the following proviso at the end thereof:

                  " provided, however, that notwithstanding the foregoing, upon the acquisition of AutoNation by the Borrower, AutoNation shall at all times be deemed a Material Subsidiary;"

                  (d) Section 8.02 is hereby amended in its entirety so that as amended it shall read as follows:

                           "8.02 Consolidated Fixed Charge Ratio. Permit at any
                  time the Consolidated Fixed Charge Ratio to be less than 1.50 to 1.00; provided, however, that for the period ending on or prior to September 30, 1996 there shall be disregarded in calculating the Consolidated Fixed Charge Ratio all Capital Expenditures associated with Automobile Retailing Activities."

                  (e) Clause (iv) of Section 8.04 is hereby amended in its entirety, so that amended it shall read as follows:

                           "(vi) secured Indebtedness in an aggregate
                  outstanding amount not to exceed at any time then percent (10%) of Consolidated Total Capitalization;"

                  (f) Clause (iii) of Section 8.05 is hereby amended in its entirety, so that as



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         amended it shall read as follows:

                           "(iii) Liens on (x) property owned by the Borrower or
                  its Subsidiaries as of June 7, 1996 (other than Collateral, as defined in the Loan Agreement between AutoNation and the Borrower dated May 8, 1996) securing Indebtedness of up to five percent (5%) of Consolidated Total Capitalization permitted under Section 8.04(iv), and (y) property acquired after June 7, 1996 (other than Collateral, as defined in the Loan Agreement between AutoNation and the Borrower dated May 8, 1996) securing Indebtedness permitted under Section 8.04(iv); and"

                  (g) Clause (v) of Section 8.07 is hereby amended by adding the following proviso at the end thereof:

                  "Notwithstanding the foregoing, in no event shall the aggregate amount of loans and investments of cash and Capital Expenditures associated with Automobile Retailing activities by the Borrower and its Subsidiaries in any Person or in assets of a Person engaged in or relating to the auto retailing business exceed in the aggregate $250,000,000."

                  (h) Clause (vi) of Section 8.07 is hereby amended by inserting the following proviso immediately preceding the period at the end thereof:

                  "; provided, however, that in addition to the above the Borrower and its Subsidiaries may have additional loans and investments in AutoNation in an amount of ten percent (10%) of Consolidated Shareholders' Equity, but in no event shall the aggregate of loans and investments in AutoNation exceed twenty five percent (25%) of Consolidated Shareholders' Equity;"

         3. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendments to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article VI of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 6.01(f) shall be those most recently furnished to each Lender pursuant to
         Section 7.01(a) and (b);

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.01 thereof, other than



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         changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by each Lender under Section 7.01 thereof have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. Conditions. This Amendment Agreement shall become effective upon satisfaction of all of the following conditions:

                  (i) The Borrower shall deliver or cause to be delivered to the Agent, the following:

                           (a) fourteen (14) counterparts of this Amendment
                  Agreement duly executed by the Borrower and consented to by each of the Subsidiaries;

                           (b) an opinion of counsel for the Borrower and its
                  Subsidiaries in form and content acceptable to the Agent; and

                           (c) such other instruments and documents as the Agent
                  may reasonably request;

                  (ii) the Agent shall receive the written consent to this Amendment Agreement of the Required Lenders; and

                  (iii) all instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of Borrower and its Subsidiaries to enter into the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the borrower and its Subsidiaries relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

         6. Entire Agreement. This Amendment Agreement sets forth the entire understanding



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and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                   BORROWER:

                                      REPUBLIC INDUSTRIES, INC.

WITNESS:

                                   By: /s/
-----------------------------      -----------------------------------------
                                   Name:   Courtland Peddy
                                   Title:  Vice President and Treasurer
-----------------------------




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                         GUARANTORS:

                                  Absolute Systems, Inc.
                                  All Service Refuse Company
                                  Anderson Solid Waste, Inc.
                                  Arlington Disposal Company, Inc.
                                  Assured Security Company
                                  Astro Waste Services, Inc.
                                  Bay County Development, Inc.
                                  Bontana Aviation, Inc.
                                  C.S.C. Disposal and Landfill, Inc.
                                  CANA First Corporation
                                  Cleveland Container Service, Inc.
                                  D&L Waste, Inc.
                                  EETL I, Inc.
                                  East Bay Sanitation Service, Inc.
                                  El Centro Sanitation Service, Co.
                                  Enviro-Comp Services, Inc.
                                  Envirocycle, Inc.
                                  Environmental Specialists, Inc.
                                  Fennell Container Co., Inc.
                                  Fennell Waste Systems, Inc.
                                  Fenn-Vac Inc.
                                  Florida Refuse Service, Inc.
                                  GF/WWF, Inc.
                                  Garbage Disposal Service, Inc.
                                  Grand Prairie Disposal Company, Inc.
                                  Gulf Coast Waste Service, Inc.
                                  Hudson Management Corporation
                                  J.C. Duncan Company, Inc.
                                  JMN, Inc.
                                  Kertz Security Systems, Inc.
                                  Kertz Security Systems II, Inc.
                                  Laughlin Environmental, Inc.
                                  Living Earth Technology Co.
                                  Medical Waste Services, Inc.
                                  Midwest Sanitation Service, Inc.
                                  Nine Mile Road, Inc.
                                  Panego I, Inc.


                                  By: /s/
                                     -----------------------------------------
                                  Name    Courtland Peddy
                                  Title:  Treasurer and Assistant Secretary for
                                          each of the above-name corporations


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                               Pepperhill Development Co., Inc.
                               RCLJ Construction, Inc.
                               R.E. Wolfe Enterprises of Edinburg, Inc.
                               R.E. Wolfe Enterprises of Texas, Inc.
                               Reliable Sanitation, Inc.
                               Republic Acquisition Company
                               Republic Finance Company
                               Republic Imperial Acquisition, Corp.
                               Republic/Maloy Landfill and Sanitation
                                  Company
                               Republic Resources Company
                               Republic Solutions, Inc.
                               Republic Trademark Company
                               Republic Wabash Company
                               Republic Waste Management Company
                               Scott Alarm of Birmingham, Inc.
                               Scott Alarm of Cocoa, Inc.
                               Scott Alarm of Charlotte, Inc.
                               Scott Alarm of Ft. Myers, Inc.
                               Scott Alarm of Gainesville, Inc.
                               Scott Alarm of Jensen Beach, Inc.
                               Scott Alarm of Lakeland, Inc.
                               Scott Alarm of Nashville, Inc.
                               Scott Alarm of Orlando, Inc.
                               Scott Alarm of Sarasota, Inc.
                               Scott Alarm of Savannah, Inc.
                               Scott Alarm of St. Augustine, Inc.
                               Scott Alarm of Tallahassee, Inc.
                               Scott Alarm of Tampa Bay, Inc.
                               Scott Alarm of West Palm Beach, Inc.
                               SeaBoard Waste Systems, Inc.
                               Southland Environmental Services, Inc.
                               Southland Maintenance Services, Inc.
                               Southland Recycling Services, Inc.
                               Southland Waste Systems of Jax, Inc.
                               Sunburst Sanitation Corporation
                               TATS Corporation of Jax, Inc.
                               Tos-It Service Company, Inc.
                               Trashaway Services, Inc.
                               Treasure Coast Refuse, Inc.
                               United Waste Service Corp.


                               By: /s/
                                  ---------------------------------------------
                               Name:    Courtland Peddy
                               Title:   Treasurer and Assistant Secretary for
                                        each of the above-named corporation


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                                   Wabash Valley Refuse Removal, Inc.
                                   Waste Collection Services Corp.
                                   Waste Handling Systems, Inc.
                                   Wes Tex Waste Services, Inc.


                                   By: /s/
                                       ----------------------------------------
                                   Name:    Courtland Peddy
                                   Title:   Treasurer and Assistant
                                            Secretary for each of the
                                            above-named corporations


                             Republic Waste Management I Limited Partnership

                                   By:      Republic Waste Management Co.,
                                            its General Partner


                                   By: /s/
                                      -----------------------------------------
                                   Name:    Courtland Peddy
                                   Title:   Treasurer and Assistant Secretary

                             Wabash Valley Landfill Company Ltd.

                                   By:      Republic Acquisition Company,
                                            its General Partner


                                   By: /s/
                                      -----------------------------------------
                                   Name:    Courtland Peddy
                                   Title:   Treasurer and Assistant Secretary


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                                       NATIONSBANK, NATIONAL ASSOCIATION
                                       (SOUTH), as Agent for the Lenders


                                       By: /s/
                                          -------------------------------------
                                       Name:    Beth A. Tiffin
                                       Title:   Vice President



                                       NATIONSBANK, NATIONAL ASSOCIATION
                                       (SOUTH), as Lender


                                       By: /s/
                                          ------------------------------------
                                       Name:    Beth A. Tiffin
                                       Title:   Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON
                                       as Co-Agent and a Lender


                                       By: /s/
                                          -------------------------------------
                                       Name:    Arthur J. Oberheim
                                       Title:   Vice President


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/
                                          -------------------------------------
                                       Name:    Frank F. Sandler
                                       Title:   Relationship Manager

                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By: /s/
                                          -------------------------------------
                                       Name:    Courtney R. Wood
                                       Title:   Vice President



                                       SUNTRUST BANK, SOUTH FLORIDA, N.A.


                                       By: /s/
                                          -------------------------------------
                                       Name:   Joseph Cannally
                                       Title:  Assistant Vice President


                                       UNITED STATES NATIONAL BANK
                                         OF OREGON


                                       By: /s/
                                          -------------------------------------
                                       Name:   Stephen Mitchell
                                       Title:  Vice President



                                       ABN AMRO BANK N.V.
                                       ABN AMRO North America, as agent


                                       By:/s/
                                          -------------------------------------
                                       Name:  Richard Lavifla
                                       Title: Group Vice President and Director



                                       By: /s/
                                          -------------------------------------
                                       Name:   Deborah Day Orozco
                                       Title:  Vice President and Director

                                                     THE BANK OF NEW YORK



                                       By: /s/
                                          -------------------------------------
                                       Name:   H. Stephen Griffith
                                       Title:  Senior Vice President

                                       BARNETT BANK OF BROWARD COUNTY,
                                       N.A.



                                       By: /s/
                                          -------------------------------------
                                       Name:    Michael Cooney
                                       Title:   Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By: /s/
                                          -------------------------------------
                                       Name:   Robert Ivosevich
                                       Title:  Senior Vice President



                                       CREDIT LYONNAIS CAYMAN ISLAND
                                       BRANCH


                                       By: /s/
                                          -------------------------------------
                                       Name:   Robert Ivosevich
                                       Title:  Authorized Signature


                                       LTCB TRUST COMPANY



                                       By: /s/
                                          -------------------------------------
                                       Name:   Satoru Otsubo
                                       Title:  Executive Vice President



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